UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 18, 2022

Statera Biopharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2022, Statera Biopharma, Inc. (the “Company”) entered a “Forbearance and Second Amendment to Loan Documents,” (“Forbearance Agreement”) regarding the Loan Agreement between Avenue Venture Opportunities Fund, L.P. (“Avenue”) and the Company, with respect to the Loan and Security Agreement, dated as of April 26, 2021, between Avenue and the Company.

The description and terms of the Forbearance Agreement are stated in Item 2.04 and are hereby incorporated by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in its Current Report on Form 8-K filed with the SEC on March 31, 2022, Statera Biopharma, Inc. (the “Company”) received a letter (the “Letter”) from Avenue Venture Opportunities Fund, L.P. (“Avenue”) regarding alleged events of default with respect to the Loan and Security Agreement, dated as of April 26, 2021, between the Company and Avenue (the “Loan Agreement”). In the Letter, Avenue alleges that certain events of default under the Loan Agreement have occurred and continue to exist. Specifically, Avenue alleged that the Company was in violation of certain provisions of the Loan Agreement as a result of which, Avenue purported to exercise its rights to suspend further loans or advances to the Company under the Loan Agreement and to accelerate the amount due under the Loan Agreement, which it asserts to be approximately $11.2 million, inclusive of fees of penalties. Avenue further states in the letter that interest will continue to accrue on the outstanding amounts at the default rate of 5.0%. In furtherance of the allegations set forth in the Letter, Avenue foreclosed on approximately $4.8 million of the Company’s cash.

In response to the Letter, on April 18, 2022, Avenue and the Company entered into a “Forbearance and Second Amendment to Loan Documents,” (“Forbearance Agreement”) regarding the Loan Agreement, whereby the parties agreed to the following terms:

On March 25, 2022, Avenue exercised certain of its remedies under the Loan Agreement with respect to the Existing Defaults (as defined below), by sweeping cash from Company’s accounts, totaling Four Million Eight Hundred Twenty-Seven Thousand Two Hundred Ninety and 22/110 Dollars ($4,827,290.22), which Avenue applied to the then-outstanding Obligations under the Loan Agreement. The principal balance outstanding under the Loan Agreement, before giving effect to the Forbearance Agreement, is Five Million Seven Hundred Eleven Thousand Forty-Nine and 14/100 Dollars ($5,711,049.14), plus accrued and unpaid interest, fees (including the Prepayment Fee) and expenses (including but not limited to legal fees and costs).

Subject to the terms of the Forbearance Agreement, Avenue agrees that, from the effective date of the Agreement until May 31, 2022 (the “Forbearance Period”), it will refrain and forbear from exercising certain remedies arising out of the Existing Defaults or any other present or future Event of Default under the Loan Agreement or Supplement. Under the Forbearance Agreement, Avenue shall not seize, sweep, or by any means take control of, directly or indirectly, any funds from any of the Company’s bank accounts; and (ii) during the Forbearance Period, the Loans may be prepaid in whole or in part at any time, subject to the repayment and prepayment terms of the Loan Documents.

In addition to the terms of the Forbearance Agreement, certain terms of the Loan Agreement were amended, including changing the Agreement Effective Date to April 18, 2022, and revisions to certain definitions of Agreement terminology.

A copy of the Forbearance Agreement is attached as Exhibit 1.1 and is incorporated herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 19, 2022, Statera Biopharma, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“NASDAQ”) stating that, because the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) for continued listing. Pursuant to the NASDAQ letter, the Company is required to submit a plan to regain compliance by June 20, 2022. If the plan is accepted by NASDAQ, the Company must implement the plan to regain compliance by the date that is 180 days after the due date of the Form 10-K, or October 17, 2022. The Company submitted the plan to NASDAQ to regain compliance on May 27, 2022 and is currently awaiting NASDAQ acceptance.

Subsequently, on May 18, 2022, the Company received an additional letter from NASDAQ stating that because the Company remains delinquent in filing its Form 10-K, and subsequently has failed to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Form 10-Q”), the Company does not comply with NASDAQ Listing Rules for continued listing. NASDAQ reiterated that the Company had until June 20, 2022 to submit a plan to regain compliance with respect to the delinquent Form 10-K and Form 10-Q. Please note that any Staff exception to allow the Company to regain compliance, if granted, will be limited to a maximum of 180 calendar days from the due date of the Form 10-K, or October 17, 2022. As noted above, the Company submitted the plan to NASDAQ to regain compliance on May 27, 2022 and is currently awaiting NASDAQ acceptance.

As previously reported by the Company in its Current Report on Form 8-K filed with the SEC on March 25, 2022, on March 23, 2022, the Company received written notice from NASDAQ indicating that because the minimum bid price of the Company’s common stock has closed below $1.00 per share for the last 30 consecutive business days, the Company no longer meets the requirements of Listing Rule 5550(a)(2), which requires the Company to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”). The NASDAQ Listing Rules provide the Company with a compliance period of 180 calendar days in which to regain compliance with the Bid Price Rule. Accordingly, the Company will regain compliance if at any time during this 180-day period the closing bid price of the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days.

In the event the Company does not regain compliance by the end of the 180-day compliance period on September 19, 2022, but meets certain other applicable standards, the Company may be eligible for additional time. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for NASDAQ, with the exception of the Bid Price Rule, and will need to provide written notice of the Company’s intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, NASDAQ will inform the Company that it has been granted an additional 180 calendar days to regain compliance with the Bid Price Rule. However, if it appears to NASDAQ that the Company will not be able to cure the deficiency, or if it is otherwise not eligible, NASDAQ will provide notice that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel.

The Company intends to monitor the bid price of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the Bid Price Rule by September 19, 2022. There can be no assurance that the Company will be able to regain compliance with the Bid Price Rule or that the Company will otherwise be compliant with the other NASDAQ listing standards.

Also as previously reported by the Company in its Current Report on Form 8-K filed with the SEC on March 31, 2022, as amended by the Current Report on Form 8-K/A filed with the SEC on April 13, 2022, on March 25, 2022, Randy Saluck and Lea Verny, each a member of the board of directors (the “Board”) of the Company, resigned from their positions as members of Board, effective immediately. At the time of their resignations, Mr. Saluck and Ms. Verny each served on the audit, nominating and corporate governance and compensation committees of the Board. As a result of these resignations, the Company is no longer in compliance with several of NASDAQ governance rules.

First, under NASDAQ Listing Rule 5605(b)(1), a majority of the directors on the Board must be independent directors, as defined under the NASDAQ rules. As of the effective time of the resignations of Mr. Saluck and Ms. Verny, the Board is comprised of one director who is independent under the NASDAQ Listing Rules and two directors who are not independent.

Second, under NASDAQ Listing Rule 5605(c)(2)(A), the audit committee of the Board must be comprised of at least three independent directors, as defined under the NASDAQ rules. As of the effective time of the resignations of Mr. Saluck and Ms. Verny, the audit committee of the Board is comprised of one director who is independent under the NASDAQ Listing Rules.

Third, under NASDAQ Listing Rule 5605(d)(2)(A), the compensation committee of the Board must be comprised of at least three independent directors, as defined under the NASDAQ Rules. As of the effective time of the resignations of Mr. Saluck and Ms. Verny, the compensation committee of the Board is comprised of only one director who is independent under the NASDAQ Listing Rules.

Item 7.01 Regulation FD Disclosure.

On April 22, 2022, the Company issued a press release announcing that on April 19, 2022, NASDAQ sent a letter to the Company indicating that, because the Company had not yet filed the Form 10-K, the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1) for continued listing. A copy of the April 22, 2022 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 23, 2022, the Company issued a press release announcing that the Company received a letter from the Listing Qualifications Department of NASDAQ on May 18, 2022 indicating that, because the Company was delinquent in filing the Form 10-Q, the Company had not complied with Nasdaq Listing Rule 5250(c)(1) for continued listing. A copy of the May 23, 2022 press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference. The press releases attached as Exhibit 99.1 and Exhibit 99.2 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing or document.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond the Company’s control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2021 and in its other filings with the SEC, including, without limitation, its reports on Forms 8-K and 10-Q, and the prospectus supplement filed with the SEC on March 23, 2022, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit
Number	Description

1.1 99.1 99.2	Forbearance and Second Amendment to Loan Documents, dated April 18, 2022. Press Release of Statera Biopharma, Inc., dated April 22, 2022. Press Release of Statera Biopharma, Inc., dated May 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATERA BIOPHARMA, INC.

May 27, 2022	By:	/s/ Peter Aronstam
Name: Peter Aronstam Title: Chief Financial Officer